UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2021

GAN Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-39274	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Spectrum Center Drive, Suite 1900 Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (702) 964-5777

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	GAN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 27, 2021, the Board of Directors appointed Michael B. Arouh to the position of Chief Legal Officer, Secretary and Senior Vice President. Mr. Arouh will succeed to the offices of Chief Legal Officer and Secretary effective September 1, 2021 upon the resignation of Todd McTavish. Mr. Arouh brings 26 years of legal and business experience to his new role at GAN and will oversee all of the Company’s global legal and regulatory affairs. He has served as Deputy Chief Legal Officer and Senior Vice President of the Company since February 2021, and dedicated outside counsel since June 2020. Prior to joining GAN, Mr. Arouh operated his own law firm where he represented numerous public companies in the internet gambling industry. Mr. Arouh brings substantial experience in corporate law and governance, mergers and acquisitions, securities and transactional work and managing legal risk while achieving business objectives.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 27, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAN Limited

Date: August 27, 2021	By:	/s/ Dermot S. Smurfit
	Name:	Dermot S. Smurfit
	Title:	Chief Executive Officer

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